Exhibit 10.4

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT dated effective the 12th day of April, 2021.

BETWEEN:	EMIL MALAK
of 3702 - 1211 Melville Street, Vancouver, BC V6E 0A7 CANADA

(the “Creditor”)

AND:	VOIP-PAL.COM INC.
of Suite 102, 7215 Bosque Blvd., Waco, TX 76710-4020 USA

(the “Company”)

WHEREAS

A.	The Creditor is presently owed by the Company the amount of US$318,531.00 in accrued salary dating from Jan 1, 2019 to March 31, 2021 (the “Debt”);

B.	The Parties have agreed to settle the Debt by the payment of funds on the terms as set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby expressly acknowledged by each of the parties), the parties hereto covenant and agree with each other as follows:

1.	The Company does hereby settle the full amount owing and payable as the Debt to the Creditor by the payment of US$1.00; and the Creditor hereby acknowledges receipt of such payment and accepts it in full satisfaction of the Debt.

2.	The Creditor warrants to the Company that: (i) the Debt is bona fide, presently outstanding and due to the Creditor, and that the same has not been previously assigned; and (ii) there is no other debt or liability owed by the Company to the Creditor.

3.	In consideration of the above, each of the Company and the Creditor does for itself and its heirs, executors, successors, and assigns, hereby release and forever discharge the other and its directors, officers, agents, heirs, executors, successors, and assigns, of and from any and all actions, causes of action, claims, suits, debts, demands, damages, costs, expenses and compensation of whatsoever nature and howsoever arising whether known or unknown and whether at law or in equity and to which either may have against the other in any way resulting or arising from or in any manner in connection with the Debt.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

VoIP-PAL.COM INC.
by its Authorized Signatory:

/s/ Kevin Williams	/s/ Emil Malak
KEVIN WILLIAMS	EMIL MALAK